Exhibit 3.3

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

UNIT DRILLING COMPANY

has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

NOW THEREFORE, *I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed at the City of Oklahoma City this 4TH *day of* JANUARY *, A.D., 19* 88

Hannah D. Atkins
Secretary of State

By: [signature]

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Office of the secretary of state State of Oklahoma certificate of incorporationTo all to whom these presents shall gone greetings whereas, the certificate of incorporation, duly signed and verified, of unit drilling company has been filed in the office of the peceretary of fate as prorided by state of the state of Oklahoma by virtue of the power used in me by love, do hereby isse this certificate of incorporation.In testimony whereof, I hereunto set my hand and cause to be afficed the great feal of the state of Oklahoma.Field at the ciry of Oklahoma city this 4th day of January A.D, 19 88 By:

CERTIFICATE OF INCORPORATION OF UNIT DRILLING COMPANY ARTICLE ONE

The name of the corporation (hereinafter called the “Corporation”) is

UNIT DRILLING COMPANY

ARTICLE TWO

The address of the Corporation’s registered office in the State of Oklahoma is 735 First National Building, Oklahoma City, Oklahoma 73102. The name of its registered agent at such address is The Corporation Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act of the State of Oklahoma, including but not limited to:

a) To enter into lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity, for the carrying on of any business and to enter into any general or limited partnership for the carrying on of any business;

b) To engage in an oil, gas and mineral business including, but not limited to, exploration for, extraction and development of, and gathering, transporting, processing and marketing of, oil, gas and other minerals, and products thereof, and the acquisition and disposition, in any manner, of oil and gas and mineral properties, rights and interest; and

c) To engage in contract drilling services for third parties, whether affiliated or unaffiliated with the Corporation, and to provide other services and to supply materials, equipment, labor and supplies in connection with the drilling, testing, completing and equipping of oil and gas wells.

ARTICLE FOUR

The total number of shares of stock which the Corporation shall have authority to issue is 500 shares, each of the shares having a par value of $1.00, thereby resulting in the Corporation having total authorized capital stock in the amount of 500, all of which shall be Common Stock.

The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limited as to time, to such aggregate number of shares, and at such pricer per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE FIVE

The name and mailing address of the incorporator is Mark E. Schell, 1000 Galleria Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

(a) To make, alter or repeal the By-laws of the Corporation.

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d) To designate one or more committees. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, all to the extent permitted by law.

ARTICLE SEVEN

The number, qualifications, terms of office, manner of election, time and place of meeting, compensation and powers and duties of the Directors may be prescribe from time to time by the By-laws, and the By-laws may also contain any other provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Certificate of Incorporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ARTICLE EIGHT

The rights of indemnification of directors, officers, employees or agents of the Corporation shall extend to the fullest extent permitted by the Oklahoma General Corporation Act of the State of Oklahoma, in its current form or as hereafter amended, or any successor law, as more particularly described in the By-laws of the Corporation.

ARTICLE NINE

A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided however that the Director’s liability shall not be eliminated or limited: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 1053 of the Oklahoma General Corporation Act; and (iv) for any transaction from which the Director derived an improper personal benefit.

ARTICLE TEN

Meetings of shareholders may be held within or without the State of Oklahoma, as the By-laws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE ELEVEN

To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

ARTICLE TWELVE

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act of the State of Oklahoma, make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of December 1987.

/s/ Mark E. Schell
Mark E. Schell

STATE OF OKLAHOMA	)
	)	SS.
COUNTY OF TULSA	)

BE IT REMEMBERED that on this 31st day of December, 1987, personally came before me, a Notary Public for the State of Oklahoma, Mark E. Schell, Incorporator in the foregoing Certificate of Incorporation, known to me to be such, and acknowledged said Certificate to be his act and deed and the facts therein stated to be true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of December, 1987.

Notary Public

My commission expires:

January 18, 1989
[SEAL]